A P O L L O  G L O B A L  M A N A G E M E N T Apollo Global Management, Inc. Fourth Quarter and Full Year 2021 Earnings Exhibit 99.2 February 11, 2022

Apollo 4Q'21 Financial Results Highlights

GAAP Results

($ in millions, except per share data)	4Q'21	Per Share	FY'21	Per Share
• Net Income	$612.5	N/A	$4,267.9	N/A
• Net Income Attributable to Apollo Global Management, Inc. Class A Common Stockholders	$234.4	$0.91	$1,801.8	$7.32

Financial Measures & Dividend

($ in millions, except per share data)	4Q'21	Per Share	FY'21	Per Share
• Distributable Earnings ("DE")	$483.0	$1.05	$2,031.5	$4.56
• Fee Related Earnings ("FRE")	$309.1	$0.67	$1,198.4	$2.68

- Net Performance Fee Receivable of $1.4 billion ($3.10 per share)
- Apollo Global Management, Inc. declared 4Q'21 dividend of $0.40 per share of Common Stock and equivalent

Assets Under Management

- Total Assets Under Management ("AUM") of $497.6 billion
- Fee-Generating AUM ("FGAUM") of $369.1 billion
- Performance Fee-Eligible AUM ("PFEAUM") of $144.0 billion
- Dry powder of $47.2 billion available for investment

Business Drivers

- Inflows: $23.6 billion ($67.5 billion FY'21)
- Deployment: $34.6 billion ($115.6 billion FY'21)
- Drawdown deployment: $5.6 billion ($22.3 billion FY'21)
- Realizations: $4.2 billion ($25.7 billion FY'21)

Note: This presentation contains non-GAAP financial information and defined terms which are described on pages 30 to 33. The non-GAAP financial information contained herein is reconciled to GAAP financial information on pages 26 to 28. FY'21 DE and FRE per share amounts represent the sum of the last four quarters. AUM totals may not add due to rounding. "NM" as used throughout this presentation indicates data has not been presented as it was deemed not meaningful, unless the context otherwise provides.

On January 1, 2022, Apollo Global Management, Inc. completed the previously announced merger transactions with Athene Holding Ltd. (the "Merger"). Upon the closing of the Merger, Apollo Global Management, Inc. was renamed Apollo Asset Management, Inc. and became a direct wholly-owned subsidiary of Tango Holdings, Inc., and Tango Holdings, Inc. was renamed "Apollo Global Management, Inc." This presentation includes the financial results for Apollo Global Management, Inc. prior to the Merger. In this presentation, references to "Apollo," "we," "us," "our" and the "Company" refer collectively to Apollo Asset Management, Inc. (f/k/a Apollo Global Management, Inc.) and its subsidiaries, including the Apollo Operating Group and all of its subsidiaries, and references to "Apollo Global Management, Inc." for periods (i) on or before December 31, 2021 refer to Apollo Asset Management, Inc (f/k/a Apollo Global Management, Inc.) and (ii) subsequent to December 31, 2021 refer to Apollo Global Management, Inc. (f/k/a Tango Holdings, Inc.).

APOLLO

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GAAP Consolidated Statements of Operations (Unaudited)

Net Income was $612.5 million for the quarter ended December 31, 2021; Net Income Attributable to Apollo Global Management, Inc. Class A Common Stockholders was $234.4 million for the quarter ended December 31, 2021

Expenses for the quarter ended December 31, 2021 include recognition of a one-time non-cash charge of $0.9 billion related to Apollo's previously announced reset of its compensation structure

($ in thousands, except share data)	4Q'20	3Q'21	4Q'21	FY'20	FY'21
Revenues:					
Management fees	$446,846	$474,537	$519,132	$1,686,973	$1,920,946
Advisory and transaction fees, net	77,113	62,831	96,849	249,482	302,379
Investment income:					
Performance allocations	660,962	458,211	461,395	310,479	3,050,092
Principal investment income	107,208	78,283	112,443	81,702	649,117
Total investment income	768,170	536,494	573,838	392,181	3,699,209
Incentive fees	4,367	5,436	5,456	25,383	29,064
Total Revenues	**1,296,496**	**1,079,298**	**1,195,275**	**2,354,019**	**5,951,598**
Expenses:					
Compensation and benefits:					
Salary, bonus and benefits	174,572	182,576	240,293	628,057	778,798
Equity-based compensation	51,872	56,218	1,014,999	213,140	1,180,663
Profit sharing expense	315,731	262,874	254,318	247,501	1,533,919
Total compensation and benefits	542,175	501,668	1,509,610	1,088,698	3,493,380
Interest expense	34,817	34,820	34,657	133,239	139,090
General, administrative and other	95,144	111,597	149,713	354,217	476,998
Placement fees	430	822	2,812	1,810	4,762
Total Expenses	**672,566**	**648,907**	**1,696,792**	**1,577,964**	**4,114,230**
Other Income (Loss):					
Net gains (losses) from investment activities	395,925	172,798	1,171,560	(455,487)	2,610,903
Net gains from investment activities of consolidated variable interest entities	183,308	142,455	156,837	197,369	557,289
Interest income	1,586	2,114	698	14,999	4,255
Other income (loss), net	23,851	(14,907)	(119,415)	20,832	(147,541)
Total Other Income (Loss)	**604,670**	**302,460**	**1,209,680**	**(222,287)**	**3,024,906**
Income before income tax provision	1,228,600	732,851	708,163	553,768	4,862,274
Income tax provision	(153,139)	(101,434)	(95,648)	(86,966)	(594,379)
Net Income	**1,075,461**	**631,417**	**612,515**	**466,802**	**4,267,895**
Net income attributable to Non-Controlling Interests	(641,357)	(373,095)	(368,963)	(310,188)	(2,429,404)
Net Income Attributable to Apollo Global Management, Inc.	**434,104**	**258,322**	**243,552**	**156,614**	**1,838,491**
Series A Preferred Stock Dividends	(4,383)	(4,382)	(4,383)	(17,531)	(17,531)
Series B Preferred Stock Dividends	(4,781)	(4,782)	(4,781)	(19,125)	(19,125)
Net Income Attributable to Apollo Global Management, Inc. Class A Common Stockholders	**$424,940**	**$249,158**	**$234,388**	**$119,958**	**$1,801,835**
Net Income Per Share of Class A Common Stock:					
Net Income Available to Class A Common Stock – Basic	$1.80	$1.01	$0.91	$0.44	$7.32
Net Income Available to Class A Common Stock – Diluted	$1.80	$1.01	$0.91	$0.44	$7.32
Weighted Average Number of Class A Common Stock Outstanding – Basic	227,931,929	239,451,921	245,553,950	227,530,600	236,567,691
Weighted Average Number of Class A Common Stock Outstanding – Diluted	227,931,929	239,451,921	245,553,950	227,530,600	236,567,691

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Total Segments

($ in thousands, except per share data)	4Q'20	3Q'21[4]	4Q'21	FY'20	FY'21
Management fees	$437,322	$472,483	$483,010	$1,647,964	$1,878,210
Advisory and transaction fees, net	80,677	65,077	94,301	251,520	298,108
Performance fees[1]	1,788	19,856	20,163	9,836	56,865
Total Fee Related Revenues	**519,787**	**557,416**	**597,474**	**1,909,320**	**2,233,183**
Salary, bonus and benefits	(157,028)	(169,581)	(185,716)	(560,987)	(686,353)
General, administrative and other	(86,392)	(85,907)	(98,873)	(303,883)	(341,795)
Placement fees	(430)	(782)	(2,495)	(1,814)	(4,343)
Total Fee Related Expenses	**(243,850)**	**(256,270)**	**(287,084)**	**(866,684)**	**(1,032,491)**
Other income (loss), net of Non-Controlling Interest	(144)	(585)	(1,314)	(2,109)	(2,280)
Fee Related Earnings	**$275,793**	**$300,561**	**$309,076**	**$1,040,527**	**$1,198,412**
Per share[2]	$0.63	$0.68	$0.67	$2.37	$2.68
Realized performance fees	186,895	608,130	405,434	280,923	1,589,074
Realized profit sharing expense	(96,279)	(295,886)	(216,822)	(190,307)	(817,017)
Net Realized Performance Fees	**90,616**	**312,244**	**188,612**	**90,616**	**772,057**
Realized principal investment income, net[3]	9,167	291,169	21,207	22,851	409,151
Net interest loss and other	(33,524)	(34,075)	(33,556)	(134,514)	(138,197)
Segment Distributable Earnings	**$342,052**	**$869,899**	**$485,339**	**$1,019,480**	**$2,241,423**
Taxes and related payables	(15,499)	(108,157)	6,844	(89,989)	(173,274)
Preferred dividends	(9,164)	(9,164)	(9,164)	(36,656)	(36,656)
Distributable Earnings	**$317,389**	**$752,578**	**$483,019**	**$892,835**	**$2,031,493**
Per share[2]	$0.72	$1.71	$1.05	$2.02	$4.56
Net dividend per share[2]	$0.60	$0.50	$0.40	$2.02	$1.90
Payout ratio	83%	29%	38%	100%	42%

1. Represents certain performance fees related to business development companies, Redding Ridge Holdings LP ("Redding Ridge Holdings"), an affiliate of Redding Ridge, and MidCap.
2. Per share calculations are based on end of period Distributable Earnings Shares Outstanding, which consist of total shares of Class A Common Stock outstanding, Apollo Operating Group Units that participate in dividends and RSUs that participate in dividends. FY per share amounts represent the sum of the last four quarters. See page 22 for details regarding the stockholder dividend and page 27 for the share reconciliation.
3. Realized principal investment income, net includes dividends from our permanent capital vehicles, net of amounts to be distributed to certain employees as part of a dividend compensation program.
4. Reflects amended and restated fee agreement with Athora Holding, Ltd. ("Athora"), effective January 1, 2021. The impact of the restated fee agreement was accounted for as an increase in revenues and expenses. Prior periods in 2021 have been recast to conform to this change.

APOLLO

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Quarterly Trailing FRE  Quarterly FRE Bridge Annual FRE $29.2 $10.5 ($16.1) ($15.1) $— $309.1 Fee Related Earnings 1. FRE Margin is calculated as Fee Related Earnings divided by fee-related revenues (which includes management fees, advisory and transaction fees and certain performance fees), as well as other income attributable to FRE. 2. Represents, primarily, the effect of the issuance of one-time equity compensation awards as part of the previously announced reset of Apollo’s compensation structure during the fourth quarter of 2021. ($ in millions) FRE increased 3% and 15% sequentially for the quarter-over-quarter and year-over-year periods ended December 31,  2021 FRE growth during the quarter was driven by higher advisory & transaction fees, as well as higher management fees,  partially offset by an increase in compensation and non-compensation expenses, primarily due to headcount growth 4Q'21  Per  Share $0.63 $0.65 $0.68 $0.68 $0.06 $0.02 ($0.03) ($0.03) ($0.03) $0.67 $2.37 $2.68 FRE Margin1 4  $275.8 $286.9 $301.9 $300.6 53% 55% 54% 54% 4Q'20 1Q'21 2Q'21 3Q'21 Advisory &  Transaction  Fees Mgmt  Fees • 52%  Share  Dilution2 Comp Non-Comp  & Other $1,040.5 $1,198.4 54% 54% FY'20 FY'21

Full year DE increased 128% in 2021, primarily due to higher realized performance fees from both Fund VIII and Fund  IX, as well as higher FRE  Distributable Earnings $317.4 $294.1 $501.8 $752.6 $483.0 4Q'20 1Q'21 2Q'21 3Q'21 4Q'21 Distributable Earnings 5  1. Per share calculations are based on end of period Distributable Earnings Shares Outstanding. $892.8 $2,031.5 FY'20 FY'21 Per  Share1 $0.72 $0.66 $1.14 $1.71 $1.05 $2.02 $4.56 ($ in millions)

Total AUM Total AUM increased to $497.6 billion during the quarter, driven by growth of retirement services clients and strong  third-party fundraising Gross  Inflows were $23.6 billion during the quarter and $67.5 billion over  the twelve months ended December 31,  2021 Dry powder was $47.2 billion as of quarter-end, of which $26.3 billion was dry powder with future management fee  potential Fee-Generating AUM $348.7 $361.3 $369.1 $150.8 $369.1 $269.7 $279.5 $285.5 $98.7 $285.5 $41.8 $39.2 $40.0 $35.3 $40.0 $37.2 $42.6 $43.6 $16.8 $43.6 4Q’20 3Q'21 4Q'21 4Q'16 4Q'21 Credit Assets Under Management Private Equity $455.5 $481.1 $497.6 $191.7 $497.6 $328.6 $340.9 $350.1 $117.5 $350.1 $80.7 $86.1 $86.6 $52.4 $86.6 $46.2 $54.1 $60.8 $21.9 $60.8 4Q'20 3Q’21 4Q'21 4Q'16 4Q'21 CAGR 20%  Real Assets Credit Private Equity Real Assets CAGR 21%  6  ($ in billions) ($ in billions)

Performance Fee-Generating AUMPerformance Fee-Eligible AUM $68.9 $92.5 $92.9 $55.6 $92.9 $34.7 $48.4 $50.2 $29.1 $50.2 $29.3 $38.5 $36.3 $22.6 $36.3$4.9 $5.6 $6.4 $3.9 $6.4 4Q'20 3Q'21 4Q'21 4Q'16 4Q'21 Performance Fee-Generating AUM increased 35% year-over-year primarily due to deployment across the credit and  private equity platforms, and strong performance in traditional private equity and credit funds Performance Fee Assets Under Management $134.3 $141.0 $144.0 $88.9 $144.0 $61.3 $65.2 $67.3 $37.7 $67.3 $61.5 $63.2 $62.4 $42.9 $62.4 $11.4 $12.5 $14.4 $8.3 $14.4 4Q'20 3Q'21 4Q'21 4Q'16 4Q'21 Credit Private Equity Real Assets Credit Private Equity Real Assets 7  ($ in billions) ($ in billions)

Total AUM & Fee-Generating AUM

4Q'21 Total AUM Rollforward[1]

($ in millions)	Credit[3]	Private Equity	Real Assets	Total
3Q'21	**$340,869**	**$86,058**	**$54,137**	**$481,064**
Inflows	15,167	1,900	6,530	23,597
Outflows[2]	(4,393)	(362)	—	(4,755)
Net Flows	**10,774**	**1,538**	**6,530**	**18,842**
Realizations	(635)	(3,205)	(310)	(4,150)
Market Activity	(906)	2,236	466	1,796
4Q'21	**$350,102**	**$86,627**	**$60,823**	**$497,552**
QoQ Change	**3%**	**1%**	**12%**	**3%**

4Q'21 Fee-Generating AUM Rollforward[1]

($ in millions)	Credit	Private Equity	Real Assets	Total
3Q'21	**$279,490**	**$39,185**	**$42,618**	**$361,293**
Inflows	13,099	1,868	3,053	18,020
Outflows[2]	(5,468)	(327)	(2,114)	(7,909)
Net Flows	**7,631**	**1,541**	**939**	**10,111**
Realizations	(366)	(579)	(93)	(1,038)
Market Activity	(1,219)	(132)	86	(1,265)
4Q'21	**$285,536**	**$40,015**	**$43,550**	**$369,101**
QoQ Change	**2%**	**2%**	**2%**	**2%**

FY'21 Total AUM Rollforward[1]

($ in millions)	Credit[3]	Private Equity	Real Assets	Total
4Q'20	**$328,560**	**$80,716**	**$46,210**	**$455,486**
Inflows	43,884	9,130	14,460	67,474
Outflows[2]	(15,801)	(1,083)	—	(16,884)
Net Flows	**28,083**	**8,047**	**14,460**	**50,590**
Realizations	(5,322)	(19,079)	(1,326)	(25,727)
Market Activity	(1,219)	16,943	1,479	17,203
4Q'21	**$350,102**	**$86,627**	**$60,823**	**$497,552**
YoY Change	**7%**	**7%**	**32%**	**9%**

FY'21 Fee-Generating AUM Rollforward[1]

($ in millions)	Credit	Private Equity	Real Assets	Total
4Q'20	**$269,658**	**$41,826**	**$37,190**	**$348,674**
Inflows	38,028	4,025	9,167	51,220
Outflows[2]	(17,811)	(1,906)	(2,532)	(22,249)
Net Flows	**20,217**	**2,119**	**6,635**	**28,971**
Realizations	(2,603)	(3,850)	(421)	(6,874)
Market Activity	(1,736)	(80)	146	(1,670)
4Q'21	**$285,536**	**$40,015**	**$43,550**	**$369,101**
YoY Change	**6%**	**(4%)**	**17%**	**6%**

1. Inflows at the individual segment level represent subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers. Outflows represent redemptions and other decreases in available capital. Realizations represent fund distributions of realized proceeds. Market activity represents gains (losses), the impact of foreign exchange rate fluctuations and other income.
2. Included in the 4Q'21 outflows for Total AUM and FGAUM are $0.8 billion and $0.7 billion of redemptions, respectively. Included in the FY'21 outflows for Total AUM and FGAUM are $2.7 billion and $2.5 billion of redemptions, respectively.
3. As of 4Q'21, Credit AUM includes $22.7 billion of CLOs, $7.6 billion of which Apollo earns fees based on gross assets and $15.1 billion of which relates to Redding Ridge, from which Apollo earns fees based on net asset value.

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Capital Deployment, Dry Powder & Performance Fee-Eligible AUM

Dry Powder Composition

($ in billions)



Real Assets
$5.0
$21.1
Credit
Other PE
$8.4
$47B
Private Equity
$21.1
$12.7
Fund IX

Deployment[1]

($ in billions)



4Q'21
$6.7
$3.1
$35B
$24.8
FY'21
$15.4
$17.3
$116B
$82.9
Credit
Private Equity
Real Assets

Performance Fee-Eligible AUM

($ in billions)



Uninvested Performance Fee-Eligible AUM
$40.2
$144B
$92.9
Currently Generating Performance Fees
$10.9
Not Currently Generating Performance Fees

Strategy / Fund	Invested AUM Not Currently Generating Performance Fees	Investment Period Active >24 Months[2]	Appreciation Required to Achieve Performance Fees[3,4]
Corporate Credit	$2.9	$2.4	1%
Structured Credit	2.1	1.9	11%
Direct Origination	0.1	0.1	30%
Credit	**5.1**	**4.4**	**6%**
Hybrid Capital	1.3	0.7	>250bps
Other PE	3.5	2.2	54%
Private Equity[5]	**4.8**	**2.9**	**106%**
Real Assets	**1.0**	**0.7**	**>250bps**
Total	**$10.9**	**$8.0**	

1. For the three months ended December 31, 2021, drawdown deployment was $2.3 billion, $2.2 billion and $1.1 billion for credit, private equity and real assets, respectively. For the twelve months ended December 31, 2021, drawdown deployment was $6.2 billion, $13.3 billion and $2.8 billion for credit, private equity and real assets, respectively. 2. Represents invested AUM not currently generating performance fees for funds that have been investing capital for more than 24 months as of December 31, 2021. 3. Represents the percentage of additional appreciation required to reach the preferred return or high watermark and generate performance fees for funds with an investment period greater than 24 months. Funds with an investment period less than 24 months are "N/A" 4. All investors in a given fund are considered in aggregate when calculating the appreciation required to achieve performance fees presented above. Appreciation required to achieve performance fees may vary by individual investor. 5. The private equity funds disclosed in the table above have greater than $500 million of AUM and/or form part of a flagship series of funds.

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($ in millions) Period Ending $25 $72 $87 $136 $273 $296 49% 60% 59% 2012 2014 2016 2018 2020 2021 Permanent Capital AUM Fee Related Revenue from Permanent Capital4 $244 $260 $262 $281 $285 4Q’20 1Q’21 2Q’21 3Q’21 4Q’21 Permanent Capital Vehicles, Athene, and Athora 1. Includes $54.7 billion of gross assets related to Athene Co-Invest Reinsurance Affiliate 1A Ltd. and $1.9 billion of unfunded commitments related to Apollo/Athene Dedicated Investment Program. 2. Includes $1.8 billion of AUM related to a publicly traded business development company. 3. Other Assets include cash, treasuries, equities and alternatives. 4. Effective 1Q’21, fee related revenue includes revenues related to a publicly traded business development company. Prior periods have been recast to conform to this change. ($ in billions) Permanent Capital AUM by Vehicle ($ in billions) 3Q'21 4Q'21 Athene1   $203.6    $212.6  Athora   61.0    59.0  MidCap   9.9    10.5  ARI   8.0    8.4  AINV/Other2   4.7    4.6  AFT/AIF   0.8    0.8  Total AUM in Permanent Capital Vehicles   $288.0    $295.9  10  Permanent Capital AUM % of Total AUM 47%  Athene and Athora AUM ($ in billions) 3Q'21 4Q'21 Athene1   $203.6    $212.6  Core Assets   50.5    45.6  Core Plus Assets   45.6    46.6  Yield Assets   78.1    86.5  High Alpha    7.5    7.6  Other Assets3   21.9    26.3  Athora   $61.0    $59.0  Non-Sub-Advised   49.3    46.0  Sub-Advised   11.7    13.0  Total Athene and Athora AUM   $264.6    $271.6  45%  22%

Net Performance Fee Receivable Rollforward

Net performance fee receivable increased 15% quarter-over-quarter and 70% year-over-year to $3.10 per share, primarily driven by the appreciation in Fund IX and strong performance across the Credit platform



Net Performance Fee Receivable[1]
(Per Share)
$1.82
$3.04
$3.03
$2.70
+$0.87
Net Unrealized Performance Fees/Other[2]
Net Realized Performance Fees
($0.32)
Share Dilution[3]
($0.15)
$3.10
4Q'20
1Q'21
2Q'21
3Q'21
4Q'21
($ in millions)
$802
$1,346
$1,335
$1,191
$380
($140)
$—
$1,431

Note: All per share figures calculated using Distributable Earnings Shares Outstanding.

1. Net Performance Fee Receivable represents the sum of performance allocations and incentive fees receivable, less profit sharing payable as reported on the consolidated statements of financial condition, and includes certain eliminations related to investments in consolidated funds and VIEs and other adjustments.
2. Net Unrealized Performance Fees/Other includes (i) unrealized performance fees, net of unrealized profit sharing expense and (ii) certain transaction-related charges, and excludes general partner obligations to return previously distributed performance fees.
3. Represents, primarily, the effect of the issuance of one-time equity compensation awards as part of the previously announced reset of Apollo's compensation structure during the fourth quarter of 2021.

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Segment Highlights

Credit

Commentary

- Total AUM increased 3% quarter-over-quarter to $350 billion, primarily driven by growth of retirement services clients, direct lending franchises, and opportunistic credit funds
- Fee-generating inflows during the quarter of $13.1 billion were driven by growth of retirement services clients, capital invested by our direct lending franchises, and subscriptions to corporate credit funds
- FRE increased 38% year-over-year and 31% for the full year 2021, driven by strong growth in management and performance fees from retirement services clients, partially offset by an increase in fee related expenses due to growth in headcount and related investment costs
- Deployment of $24.8 billion during the quarter and $82.9 billion during the twelve months ended December 31, 2021; deployment for the quarter primarily driven by growth of retirement services clients, direct lending activity, and corporate credit funds
- Overall credit performance was solid in 2021, notably in structured credit (+16.7% gross / +14.6% net) and direct origination (+16.3% gross / +12.5% net) strategies


Advisory and Other
$61.9
Direct Origination
$30.6
$350B AUM
$170.1
$87.5
Structured Credit
Corporate Credit

$250.5bn from Permanent Capital Vehicles

Financial Results Summary

($ in thousands)	4Q'20	4Q'21	% Change vs. 4Q'20	FY'20	FY'21	% Change vs. FY'20
Management fees	$255,743	$290,451	14%	934,852	1,128,994	21%
Advisory and transaction fees, net	37,135	56,130	51%	117,534	151,665	29%
Performance fees[2]	1,788	20,163	NM	9,836	56,865	478%
Total Fee Related Revenues	**294,666**	**366,744**	**24%**	**1,062,222**	**1,337,524**	**26%**
Salary, bonus and benefits	(74,707)	(70,412)	(6)%	(246,496)	(301,692)	22%
Non-compensation expenses	(43,551)	(50,730)	16%	(157,631)	(173,865)	10%
Total Fee Related Expenses	**(118,258)**	**(121,142)**	**2%**	**(404,127)**	**(475,557)**	**18%**
Other income (loss), net of NCI	(112)	(1,777)	NM	(2,279)	(4,753)	109%
Fee Related Earnings	**$176,296**	**$243,825**	**38%**	**$655,816**	**$857,214**	**31%**
Realized performance fees	150,607	121,253	(19)%	188,441	262,677	39%
Realized profit sharing expense	(91,312)	(48,920)	(46)%	(128,842)	(141,898)	10%
Realized principal investment income, net	4,263	2,109	(51)%	8,375	255,408	NM
Net interest loss and other	(13,219)	(15,746)	19%	(56,200)	(56,088)	—%
Segment Distributable Earnings	**$226,635**	**$302,521**	**33%**	**$667,590**	**$1,177,313**	**76%**

Corporate Credit[3]
0.9% / 7.4%

Structured Credit
3.0% / 16.7%

Direct Origination
3.1% / 16.3%

4Q'21 / FY'21
Credit Gross Return[1]

$13.1bn / $38.0 bn
4Q'21 / FY'21
Fee-generating inflows

1. Represents Gross Return as defined in the non-GAAP financial information and definitions section of this presentation. The 4Q'21 Net Returns for corporate credit, structured credit and direct origination were 0.7%, 2.5% and 2.3%, respectively. The FY'21 Net Returns for corporate credit, structured credit and direct origination were 6.1%, 14.6% and 12.5%, respectively. 2. Represents certain performance fees related to business development companies, Redding Ridge Holdings, and MidCap. 3. CLOs are included within corporate credit. The 4Q'21 and FY'21 gross returns for CLOs were 0.6% and 4.2%, respectively. CLO returns are calculated based on gross return on assets and exclude performance related to Redding Ridge.

APOLLO
13

Private Equity

Commentary

- Another quarter of strong monetization activity drove full year 2021 realizations to $19.1 billion, an annual record. Realizations in the fourth quarter consisted of activity across public and private portfolio companies
- Deployment of $3.1 billion during the quarter and $17.3 billion during the twelve months ended December 31, 2021
- Drawdown deployment of $2.2 billion and committed to invest an additional $2.1 billion during the quarter; total committed but not yet deployed capital[1] at quarter end was $6.0 billion (excluding co-investments); Fund IX was 78% committed and invested as of December 31, 2021
- Held follow-on closing for second vintage of Hybrid Value strategy during the quarter, bringing total commitments to $4.0 billion
- Private equity fund appreciation during the quarter of 5.2%[2] driven by private portfolio company holdings while public portfolio company performance of 0.4% was softer in the quarter. For the full year, private equity portfolio performance was very strong, appreciating 47.6% vs. 27.0% for the S&P 500



Natural Resources
Hybrid Capital
$4.9
$14.6
$87B
AUM
$67.1
Private Equity

$3.4bn from Permanent Capital Vehicles

Financial Results Summary

($ in thousands)	4Q'20	4Q'21	% Change vs. 4Q'20	FY'20	FY'21	% Change vs. FY'20
Management fees	$125,200	$119,795	(4)%	$506,506	$484,885	(4)%
Advisory and transaction fees, net	39,444	22,392	(43)%	124,697	126,567	1%
Total Fee Related Revenues	**164,644**	**142,187**	**(14)%**	**631,203**	**611,452**	**(3)%**
Salary, bonus and benefits	(55,078)	(74,817)	36%	(204,211)	(255,291)	25%
Non-compensation expenses	(27,522)	(33,831)	23%	(96,680)	(114,242)	18%
Total Fee Related Expenses	**(82,600)**	**(108,648)**	**32%**	**(300,891)**	**(369,533)**	**23%**
Other income (loss), net	(123)	324	NM	(75)	1,852	NM
Fee Related Earnings	**$81,921**	**$33,863**	**(59)%**	**$330,237**	**$243,771**	**(26)%**
Realized performance fees	22,970	261,302	NM	29,687	1,259,754	NM
Realized profit sharing expense	(12,644)	(156,388)	NM	(19,665)	(641,066)	NM
Realized principal investment income, net	3,197	17,718	454%	8,741	147,943	NM
Net interest loss and other	(13,256)	(12,002)	(9)%	(55,196)	(51,103)	(7)%
Segment Distributable Earnings	**$82,188**	**$144,493**	**76%**	**$293,804**	**$959,299**	**227%**

5.2% / 47.6%

4Q'21 / FY'21

Private Equity Fund Appreciation[2]

Public Investments[3]

	Shares Held (mm)
TD SYNNEX (NYSE: SNX)	
Fund IX	26.7
ADT Security Services (NYSE: ADT)	
Fund VIII	263.7
Hilton Grand Vacations (NYSE: HGV)	
Fund VIII	22.6
Rackspace (NASDAQ: RXT)	
Fund VIII	60.0
Sun Country Airlines (NASDAQ: SNCY)	
Fund VIII	24.9
Ventia Services Group (ASX: VNT)	
Fund VIII	280.4

1. Represents capital committed to investments as of December 31, 2021 by Apollo's private equity funds. These investments have not yet closed and may be subject to a variety of closing conditions or other contractual provisions, which could result in such capital not ultimately being invested. 2. Represents private equity fund appreciation/depreciation as defined in the non-GAAP financial information and definitions section of this presentation. 3. Excludes shares of Athene Holding. The table above includes the public portfolio companies of the funds in the private equity segment with a fair value greater than $250 million, excluding the value associated with any portion of such private equity funds' portfolio company investments held by co-investment vehicles. Approximately 19% of private equity investments' value was determined using broker or listed exchange prices.

APOLLO

14

Real Assets

Commentary

- Total AUM increased 12% quarter-over-quarter and 32% year-over-year to $61 billion driven by inflows into the debt managed accounts, principal finance funds, infrastructure equity funds, real estate equity funds, and net lease funds, as well as fund appreciation
- Significant fundraising during the quarter including the 4th European principal finance fund, which held its first close for $1.7 billion, and the second infrastructure opportunity fund having its final close for $1.0 billion, bringing the total raised to $2.5 billion
- FRE and DE increased year-over-year driven by higher management fees primarily due to inflows into the debt managed accounts and additional closings of the second infrastructure opportunity fund and third U.S.-focused real estate equity fund
- Deployment of $6.7 billion during the quarter and $15.4 billion during the twelve months ended December 31, 2021, an annual record
- Drawdown deployment of $1.1 billion during the quarter and $2.8 billion during the twelve months ended December 31, 2021
- Real assets gross return of 6.2% during the quarter and 21.3% for full year 2021 primarily driven by appreciation in our principal finance, infrastructure opportunity, and real estate equity funds



Infrastructure
Principal Finance
$8.1
$8.6
$61B
AUM
$44.2
Real Estate

$42.0bn from Permanent Capital Vehicles

Financial Results Summary

($ in thousands)	4Q'20	4Q'21	% Change vs. 4Q'20	FY'20	FY'21	% Change vs. FY'20
Management fees	$56,379	$72,764	29%	$206,606	$264,331	28%
Advisory and transaction fees, net	4,098	15,779	285%	9,289	19,876	114%
Total Fee Related Revenues	**60,477**	**88,543**	**46%**	**215,895**	**284,207**	**32%**
Salary, bonus and benefits	(27,243)	(40,487)	49%	(110,280)	(129,370)	17%
Non-compensation expenses	(15,749)	(16,807)	7%	(51,386)	(58,031)	13%
Total Fee Related Expenses	**(42,992)**	**(57,294)**	**33%**	**(161,666)**	**(187,401)**	**16%**
Other income, net of NCI	91	139	53%	245	621	153%
Fee Related Earnings	**$17,576**	**$31,388**	**79%**	**$54,474**	**$97,427**	**79%**
Realized performance fees	13,318	22,879	72%	62,795	66,643	6%
Realized profit sharing expense	7,677	(11,514)	NM	(41,800)	(34,053)	(19)%
Realized principal investment income, net	1,707	1,380	(19)%	5,735	5,800	1%
Net interest loss and other	(7,049)	(5,808)	(18)%	(23,118)	(31,006)	34%
Segment Distributable Earnings	**$33,229**	**$38,325**	**15%**	**$58,086**	**$104,811**	**80%**

6.2% / 21.3%
4Q'21 / FY'21 Combined Gross Return[1]

$6.7bn / $15.4bn
4Q'21 / FY'21 Deployment

$1.1bn / $2.8bn
4Q'21 / FY'21 Drawdown Deployment

1. Represents gross return for real estate equity funds and their co-investment capital, the European principal finance funds and infrastructure equity funds.

APOLLO

15

Balance Sheet Highlights

($ in thousands, except share data) As of  December 31, 2021 As of  December 31, 2020 Assets: Cash and cash equivalents   $917,183    $1,555,517  Restricted cash and cash equivalents   707,885    17,708  U.S. Treasury securities, at fair value   1,687,105    816,985  Investments (includes performance allocations of $2,731,733 and $1,624,156 as of December 31, 2021 and December 31, 2020, respectively)   9,666,475    4,995,411  Assets of consolidated variable interest entities   15,451,898    14,499,586  Incentive fees receivable   4,236    5,231  Due from related parties   489,590    462,383  Deferred tax assets, net   424,132    539,244  Other assets   585,901    364,963  Lease assets   450,531    295,098  Goodwill   116,958    116,958  Total Assets   $30,501,894    $23,669,084  Liabilities and Stockholders’ Equity Liabilities: Accounts payable and accrued expenses   $145,054    $119,982  Accrued compensation and benefits   130,107    82,343  Deferred revenue   119,688    30,369  Due to related parties   1,222,402    608,469  Profit sharing payable   1,444,652    842,677  Debt   3,134,396    3,155,221  Liabilities of consolidated variable interest entities   11,335,009    11,905,531  Other liabilities   500,980    295,612  Lease liabilities   505,206    332,915  Total Liabilities   18,537,494    17,373,119  Redeemable non-controlling interests: Redeemable non-controlling interests   1,770,034    782,702  Stockholders’ Equity: Apollo Global Management, Inc. stockholders’ equity: Series A Preferred Stock, 11,000,000 shares issued and outstanding as of December 31, 2021 and December 31, 2020   264,398    264,398  Series B Preferred Stock, 12,000,000 shares issued and outstanding as of December 31, 2021 and December 31, 2020   289,815    289,815  Class A Common Stock, $0.00001 par value, 90,000,000,000 shares authorized, 248,896,649 and 228,873,449 shares issued and outstanding as of  December 31, 2021 and December 31, 2020, respectively   —    —  Class B Common Stock, $0.00001 par value, 999,999,999 shares authorized, 0 and 1 share issued and outstanding as of December 31, 2021 and  December 31, 2020, respectively   —    —  Class C Common Stock, $0.00001 par value, 1 share authorized, 0 and 1 share issued and outstanding as of December 31, 2021 and December 31,  2020, respectively   —    —  Additional paid in capital   2,096,403    877,173  Retained earnings    1,143,899    —  Accumulated other comprehensive loss   (5,374)    (2,071)  Total Apollo Global Management, Inc. Stockholders’ Equity   3,789,141    1,429,315  Non-Controlling Interests in consolidated entities   3,813,885    2,275,728  Non-Controlling Interests in Apollo Operating Group   2,591,340    1,808,220  Total Stockholders’ Equity   10,194,366    5,513,263  Total Liabilities, Redeemable non-controlling interests and Stockholders’ Equity   $30,501,894    $23,669,084  GAAP Consolidated Statements of Financial Condition (Unaudited) 17

Segment Balance Sheet Highlights

Total net value increased to $6.8 billion primarily due to gains in our investment in Athene

During the quarter, the Company repurchased 0.8 million shares of Class A Common Stock in open market transactions and net share settled[6] 0.6 million shares of Class A Common Stock to satisfy associated employee tax obligations for a total of $100.2 million as part of the publicly announced share repurchase program[7]

Summary Balance Sheet[1]

($ in millions)	3Q'21	4Q'21
Cash and cash equivalents	$2,087	$915
U.S. Treasury securities, at fair value	—	525
GP & Other Investments[3,4]	5,562	7,078
Debt	(3,153)	(3,134)
Net performance fees receivable[2]	1,191	1,431
Net clawback payable[9]	(30)	(17)
Total Net Value	**$5,657**	**$6,798**
Unfunded Future Commitments	$877	$1,039
Undrawn Revolving Credit Facility	$750	$750

Share Repurchase Activity - 1Q'16 through 4Q'21[5]

($ and share amounts in millions)	Inception to Date
Open Market Share Repurchases	12.4
Reduction of Shares Issued to Participants[6]	11.5
Total Shares Purchased	23.9
Total Capital Used for Share Purchases	**$885**
Share Repurchase Plan Authorization Remaining[7]	$34
Average Price Paid Per Share[8]	$37.03

Supplemental Details

A-/A

Rated by S&P and Fitch

$750 million

Undrawn Revolving Credit Facility (Expiring in 2025)

$1.4 billion

Cash and cash equivalents and U.S. Treasury securities

1. Amounts presented are for Apollo Global Management, Inc. and consolidated subsidiaries and excludes consolidated VIEs and SPACs. 2. Net performance fees receivable excludes profit sharing expected to be settled in the form of equity-based awards. 3. Represents Apollo's general partner investments in the funds it manages and other balance sheet investments. 4. Investment in Athene primarily comprises Apollo's direct investment of 54.6 million shares of Athene Holding valued at $83.33 per share as of December 31, 2021. 5. Since 1Q'16, the Company in its discretion has elected to repurchase 3.3 million shares of Class A Common Stock for $148.4 million, to prevent dilution that would have resulted from the issuance of shares granted in connection with certain profit sharing arrangements. These repurchases are separate from the March 2020 repurchase plan described in footnote 7 below and accordingly are not reflected in the above share repurchase activity table. 6. Represents a reduction in shares of Class A Common Stock to be issued to participants to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Company's equity incentive plan (the "Plan"), which the Company refers to as "net share settlement." 7. On March 12, 2020, the Company announced a share repurchase authorization that allows the Company to repurchase up to $500 million of its Class A Common Stock. This authorization increased the capacity to repurchase shares from $80 million of unused capacity under the previously approved share repurchase plan. The share repurchase plan may be used to repurchase outstanding shares of Class A Common Stock as well as to reduce shares of Class A Common Stock to be issued to employees to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Plan. 8. Average price paid per share reflects total capital used for share repurchases to date divided by the number of shares purchased. 9. Net clawback payable includes general partner obligations to return previously distributed performance fees offset by clawbacks from Contributing Partners and certain employees and former employees for the potential return of profit sharing distributions.

APOLLO

18

Supplemental Details

Segment Performance Fees

($ in thousands)	As of December 31, 2021 Performance Fees Receivable on an Unconsolidated Basis	4Q'21 Unrealized Performance Fees	4Q'21 Realized Performance Fees	4Q'21 Total Performance Fees	FY'21 Unrealized Performance Fees	FY'21 Realized Performance Fees	FY'21 Total Performance Fees
Credit							
Corporate Credit	$174,301	($100,506)	$113,212	$12,706	($1,224)	$161,975	$160,751
Structured Credit	267,552	29,480	16,747	46,227	78,302	134,018	212,320
Direct Origination	115,117	8,553	11,457	20,010	53,830	23,549	77,379
Advisory and Other	77,081	33,755	—	33,755	51,739	—	51,739
Total Credit	**$634,051**	**($28,718)**	**$141,416**	**$112,698**	**$182,647**	**$319,542**	**$502,189**
Total Credit, net of profit sharing payable/expense	**210,689**	**(606)**	**89,432**	**88,826**	**98,809**	**174,580**	**273,389**
Private Equity							
Fund IX	$768,245	$176,430	$123,927	$300,357	$614,448	$389,135	$1,003,583
Fund VIII[5]	726,221	(151,230)	119,369	(31,861)	(74,245)	820,230	745,985
Fund VII[1,2]	77,287	(181)	17	(164)	182,331	49,425	231,756
Fund VI	16,259	(764)	11	(753)	(1,589)	44	(1,545)
Fund IV and V[1]	—	(143)	—	(143)	(542)	—	(542)
ANRP I, II and III[1,2]	89,883	8,979	13	8,992	109,861	51,757	161,618
Hybrid Value Fund	106,082	5,227	8,841	14,068	53,585	65,274	118,859
Other[1,3]	139,116	10,405	9,124	19,529	140,395	32,502	172,897
Total Private Equity	**$1,923,093**	**$48,723**	**$261,302**	**$310,025**	**$1,024,244**	**$1,408,367**	**$2,432,611**
Total Private Equity, net of profit sharing payable/expense	**1,100,529**	**94,823**	**47,215**	**142,038**	**649,046**	**635,280**	**1,284,326**
Real Assets							
Principal Finance[1]	$135,231	$13,754	$18,827	$32,581	$57,345	$44,716	$102,061
Real Estate Equity Funds[1]	42,109	15,559	742	16,301	27,532	742	28,274
AIOF I and II	16,027	1,758	570	2,328	3,227	16,118	19,345
Other[1,3]	24,602	1,504	2,740	4,244	19,237	5,067	24,304
Total Real Assets	**$217,969**	**$32,575**	**$22,879**	**$55,454**	**$107,341**	**$66,643**	**$173,984**
Total Real Assets, net of profit sharing payable/expense	**119,744**	**25,593**	**3,105**	**28,698**	**63,633**	**24,330**	**87,963**
Total	**$2,775,113**	**$52,580**	**$425,597**	**$478,177**	**$1,314,232**	**$1,794,552**	**$3,108,784**
Total, net of profit sharing payable[4]/expense	**$1,430,962**	**$119,810**	**$139,752**	**$259,562**	**$811,488**	**$834,190**	**$1,645,678**

1. As of December 31, 2021, certain private equity funds and certain real asset funds had $53.7 million and $27.5 million, respectively, in general partner obligations to return previously distributed performance fees. The fair value gain on investments and income at the fund level needed to reverse the general partner obligations for certain private equity funds and certain real asset funds was $1.2 billion and $99.5 million, respectively, as of December 31, 2021.
2. As of December 31, 2021, the remaining investments and escrow cash of Fund VII and ANRP II were valued at 112% and 109% of the fund's unreturned capital, respectively, which were below the required escrow ratio of 115%. As a result, the funds are required to place in escrow current and future performance fee distributions to the general partner until the specified return ratio of 115% is met (at the time of a future distribution) or upon liquidation. As of December 31, 2021, Fund VII and ANRP II had $128.5 million and $59.4 million of gross performance fees, or $73.2 million and $36.8 million net of profit sharing, respectively, in escrow. With respect to Fund VII and ANRP II, realized performance fees currently distributed to the general partner are limited to potential tax distributions and interest on escrow balances per the funds' partnership agreements. Performance fees receivable as of December 31, 2021 and realized performance fees for 4Q'21 include interest earned on escrow balances that is not subject to contingent repayment.
3. Other includes certain SIAs.
4. There was a corresponding profit sharing payable of $1.3 billion as of December 31, 2021, including profit sharing payable related to amounts in escrow and contingent consideration obligations of $125.9 million.
5. FY'21 total performance fees includes $148.6 million of realized performance fees received in the form of shares.

APOLLO

20

Segment Results

Credit ($ in thousands)	4Q'20	1Q'21	2Q'21	3Q'21	4Q'21	FY'20	FY'21
Management fees	$255,743	$273,246	$279,904	$285,393	$290,451	$934,852	$1,128,994
Advisory and transaction fees, net	37,135	33,130	54,757	7,648	56,130	117,534	151,665
Performance fees[1]	1,788	8,771	8,075	19,856	20,163	9,836	56,865
Total Fee Related Revenues	**294,666**	**315,147**	**342,736**	**312,897**	**366,744**	**1,062,222**	**1,337,524**
Salary, bonus and benefits	(74,707)	(73,897)	(80,308)	(77,075)	(70,412)	(246,496)	(301,692)
General, administrative and other	(43,121)	(37,099)	(44,896)	(39,480)	(48,275)	(156,112)	(169,750)
Placement fees	(430)	(477)	(589)	(594)	(2,455)	(1,519)	(4,115)
Total Fee Related Expenses	**(118,258)**	**(111,473)**	**(125,793)**	**(117,149)**	**(121,142)**	**(404,127)**	**(475,557)**
Other income (loss), net of Non-Controlling Interest	(112)	(559)	(990)	(1,427)	(1,777)	(2,279)	(4,753)
Credit Fee Related Earnings	**$176,296**	**$203,115**	**$215,953**	**$194,321**	**$243,825**	**$655,816**	**$857,214**
Realized performance fees	150,607	14,371	103,789	23,264	121,253	188,441	262,677
Realized profit sharing expense	(91,312)	(7,954)	(71,970)	(13,054)	(48,920)	(128,842)	(141,898)
Net Realized Performance Fees	**59,295**	**6,417**	**31,819**	**10,210**	**72,333**	**59,599**	**120,779**
Realized principal investment income, net	4,263	1,847	2,588	248,864	2,109	8,375	255,408
Net interest loss and other	(13,219)	(13,785)	(11,869)	(14,688)	(15,746)	(56,200)	(56,088)
Credit Segment Distributable Earnings	**$226,635**	**$197,594**	**$238,491**	**$438,707**	**$302,521**	**$667,590**	**$1,177,313**

Private Equity ($ in thousands)	4Q'20	1Q'21	2Q'21	3Q'21	4Q'21	FY'20	FY'21
Management fees	$125,200	$122,268	$123,106	$119,716	$119,795	$506,506	$484,885
Advisory and transaction fees, net	39,444	21,331	27,047	55,797	22,392	124,697	126,567
Total Fee Related Revenues	**164,644**	**143,599**	**150,153**	**175,513**	**142,187**	**631,203**	**611,452**
Salary, bonus and benefits	(55,078)	(58,749)	(58,856)	(62,869)	(74,817)	(204,211)	(255,291)
General, administrative and other	(27,522)	(21,129)	(27,546)	(31,548)	(33,831)	(96,385)	(114,054)
Placement fees	—	—	—	(188)	—	(295)	(188)
Total Fee Related Expenses	**(82,600)**	**(79,878)**	**(86,402)**	**(94,605)**	**(108,648)**	**(300,891)**	**(369,533)**
Other income (loss), net	(123)	723	696	109	324	(75)	1,852
Private Equity Fee Related Earnings	**$81,921**	**$64,444**	**$64,447**	**$81,017**	**$33,863**	**$330,237**	**$243,771**
Realized performance fees	22,970	70,921	361,793	565,738	261,302	29,687	1,259,754
Realized profit sharing expense	(12,644)	(37,590)	(173,191)	(273,897)	(156,388)	(19,665)	(641,066)
Net Realized Performance Fees	**10,326**	**33,331**	**188,602**	**291,841**	**104,914**	**10,022**	**618,688**
Realized principal investment income, net	3,197	21,703	67,102	41,420	17,718	8,741	147,943
Net interest loss and other	(13,256)	(13,498)	(13,738)	(11,865)	(12,002)	(55,196)	(51,103)
Private Equity Segment Distributable Earnings	**$82,188**	**$105,980**	**$306,413**	**$402,413**	**$144,493**	**$293,804**	**$959,299**

Real Assets ($ in thousands)	4Q'20	1Q'21	2Q'21	3Q'21	4Q'21	FY'20	FY'21
Management fees	$56,379	$58,370	$65,823	$67,374	$72,764	$206,606	$264,331
Advisory and transaction fees, net	4,098	1,034	1,431	1,632	15,779	9,289	19,876
Total Fee Related Revenues	**60,477**	**59,404**	**67,254**	**69,006**	**88,543**	**215,895**	**284,207**
Salary, bonus and benefits	(27,243)	(29,243)	(30,003)	(29,637)	(40,487)	(110,280)	(129,370)
General, administrative and other	(15,749)	(10,890)	(15,455)	(14,879)	(16,767)	(51,386)	(57,991)
Placement fees	—	—	—	—	(40)	—	(40)
Total Fee Related Expenses	**(42,992)**	**(40,133)**	**(45,458)**	**(44,516)**	**(57,294)**	**(161,666)**	**(187,401)**
Other income (loss), net of Non-Controlling Interest	91	53	(304)	733	139	245	621
Real Assets Fee Related Earnings	**$17,576**	**$19,324**	**$21,492**	**$25,223**	**$31,388**	**$54,474**	**$97,427**
Realized performance fees	13,318	21,462	3,174	19,128	22,879	62,795	66,643
Realized profit sharing expense	7,677	(12,212)	(1,392)	(8,935)	(11,514)	(41,800)	(34,053)
Net Realized Performance Fees	**20,995**	**9,250**	**1,782**	**10,193**	**11,365**	**20,995**	**32,590**
Realized principal investment income, net	1,707	3,084	451	885	1,380	5,735	5,800
Net interest loss and other	(7,049)	(6,223)	(11,453)	(7,522)	(5,808)	(23,118)	(31,006)
Real Assets Segment Distributable Earnings	**$33,229**	**$25,435**	**$12,272**	**$28,779**	**$38,325**	**$58,086**	**$104,811**

1. Represents certain performance fees related to business development companies, Redding Ridge Holdings, and MidCap.

APOLLO

21

Stockholder Dividend

Generated $1.05 of Distributable Earnings per Share during the quarter

Apollo Global Management, Inc. declared a quarterly dividend of $0.40 per share of Common Stock to holders of record as of February 18, 2022, which is payable on February 28, 2022

As previously announced, Apollo Global Management, Inc. intends to distribute an annual dividend of $1.60 per share of common stock in 2022[4]

($ in thousands, except per share data)	4Q'20	3Q'21	4Q'21	FY'20	FY'21
Segment Distributable Earnings	**$342,052**	**$869,899**	**$485,339**	**$1,019,480**	**$2,241,423**
Taxes and Related Payables	(15,499)	(108,157)	6,844	(89,989)	(173,274)
Preferred Dividends	(9,164)	(9,164)	(9,164)	(36,656)	(36,656)
Distributable Earnings	**$317,389**	**$752,578**	**$483,019**	**$892,835**	**$2,031,493**
Add Back: Taxes & Related Payables Attributable to Common & Equivalents	11,862	96,935	(17,952)	63,560	139,557
DE Before Certain Payables[1]	329,251	849,513	465,067	956,395	2,171,050
Percent to Common & Equivalents	54 %	57 %	60 %	54 %	60 %
DE Before Other Payables Attributable to Common & Equivalents	177,796	484,222	279,040	516,453	1,302,630
Less: Taxes & Related Payables Attributable to Common & Equivalents	(11,862)	(96,935)	17,952	(63,560)	(139,557)
DE Attributable to Common & Equivalents[2]	**$165,934**	**$387,287**	**$296,992**	**$452,893**	**$1,163,073**
Per Share[3]	**$0.72**	**$1.71**	**$1.05**	**$2.02**	**$4.56**
(Retained) Contributed Capital per Share[3]	(0.12)	(1.21)	(0.65)	—	(2.66)
Net Dividend per Share[3]	**$0.60**	**$0.50**	**$0.40**	**$2.02**	**$1.90**
Payout Ratio	83 %	29 %	38 %	100 %	42 %

1. DE Before Certain Payables represents Segment Distributable Earnings before the deduction for estimated current corporate taxes and the amounts payable under Apollo's tax receivable agreement.
2. "Common & Equivalents" consists of total shares of Class A Common Stock outstanding and RSUs that participate in dividends.
3. Per share calculations are based on end of period Distributable Earnings Shares Outstanding. See page 27 for the share reconciliation.
4. The declaration and payment of any dividends are at the sole discretion of the Apollo Global Management, Inc. board of directors, which may change the dividend policy at any time, including, without limitation, to eliminate the dividend entirely.

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22

Investment Records as of December 31, 2021

($ in millions)	Vintage Year	Total AUM	Committed Capital	Total Invested Capital	Realized Value	Remaining Cost	Unrealized Value	Total Value	Gross IRR	Net IRR
Private Equity:										
Fund IX	2018	$29,879	$24,729	$13,289	$5,507	$10,510	$15,410	$20,917	48 %	30 %
Fund VIII	2013	14,729	18,377	16,091	19,267	6,451	10,949	30,216	18	13
Fund VII	2008	2,175	14,677	16,461	34,054	134	198	34,252	33	25
Fund VI	2006	639	10,136	12,457	21,135	405	2	21,137	12	9
Fund V	2001	259	3,742	5,192	12,721	120	2	12,723	61	44
Funds I, II, III, IV & MIA[2]	Various	9	7,320	8,753	17,400	—	—	17,400	39	26
Traditional Private Equity Funds[3]		**$47,690**	**$78,981**	**$72,243**	**$110,084**	**$17,620**	**$26,561**	**$136,645**	**39 %**	**24 %**
ANRP III	2020	1,551	1,400	539	75	539	735	810	NM[1]	NM[1]
ANRP II	2016	2,102	3,454	2,923	2,726	1,325	1,529	4,255	19	11
ANRP I	2012	258	1,323	1,149	1,117	517	91	1,208	2	(2)
AION	2013	448	826	700	437	352	388	825	6	1
Hybrid Value Fund II[12]	N/A	4,006	4,006	550	—	550	557	557	NM[1]	NM[1]
Hybrid Value Fund	2019	4,033	3,238	3,452	1,581	2,426	3,095	4,676	29	23
Impact Mission Fund[12]	N/A	825	831	454	—	454	454	454	NM[1]	NM[1]
Total Private Equity		**$60,913**	**$94,059**	**$82,010**	**$116,020**	**$23,783**	**$33,410**	**$149,430**		
Credit:										
AOP[12]	N/A	1,846	1,832	871	21	862	870	891	NM[1]	NM[1]
FCI IV	2021	1,108	1,123	154	2	154	165	167	NM[1]	NM[1]
FCI III	2017	2,694	1,906	2,921	2,012	1,858	1,844	3,856	18 %	14 %
FCI II	2013	2,160	1,555	3,268	2,573	1,695	1,466	4,039	8	5
FCI I	2012	—	559	1,516	1,975	—	—	1,975	12	8
SCRF IV[6]	2017	2,582	2,502	5,337	4,738	1,044	1,244	5,982	9	8
SCRF III	2015	—	1,238	2,110	2,428	—	—	2,428	18	14
SCRF II	2012	—	104	467	528	—	—	528	15	12
SCRF I	2008	—	118	240	357	—	—	357	33	26
Accord+	2021	1,459	1,461	85	—	85	85	85	NM[1]	NM[1]
Accord IV	2020	2,436	2,337	788	724	76	171	895	NM[1]	NM[1]
Accord IIIB[11]	2020	—	1,758	691	762	—	—	762	23	18
Accord III[11]	2019	—	886	2,358	2,499	—	—	2,499	22	18
Accord II[11]	2018	—	781	801	843	—	—	843	16	12
Accord I[11]	2017	—	308	111	121	—	—	121	10	5
Total Credit		**$14,285**	**$18,468**	**$21,718**	**$19,583**	**$5,774**	**$5,845**	**$25,428**		
Real Assets:										
European Principal Finance Funds										
EPF III[4]	2017	$5,282	$4,531	$4,308	$2,542	$2,349	$3,354	$5,896	21 %	12 %
EPF II[4]	2012	970	3,454	3,512	4,601	541	299	4,900	13	8
EPF I[4]	2007	229	1,473	1,935	3,265	—	—	3,265	23	17
U.S. RE Fund III[5]	2021	975	935	375	10	370	437	447	NM[1]	NM[1]
U.S. RE Fund II[5]	2016	1,226	1,264	1,020	577	749	944	1,521	15	12
U.S. RE Fund I[5]	2012	117	655	640	855	117	77	932	12	9
Asia RE Fund II[5,12]	N/A	956	947	450	91	373	383	474	NM[1]	NM[1]
Asia RE Fund I[5]	2017	728	691	459	230	289	478	708	18	14
AIOF II	2021	2,598	2,542	559	1	559	658	659	NM[1]	NM[1]
AIOF I	2018	761	897	802	873	294	367	1,240	25	20
Total Real Assets		**$13,842**	**$17,389**	**$14,060**	**$13,045**	**$5,641**	**$6,997**	**$20,042**		

Note: The funds included in the investment record table above have greater than $500 million of AUM and/or form part of a flagship series of funds.

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23

Investment Records as of December 31, 2021 - Continued

Permanent Capital Vehicles

($ in millions)	IPO Year[8]	Total AUM	Total Returns[7] 4Q'21	FY'21	4Q'20	FY'20
Credit:						
MidCap[9]	N/A	$10,498	4 %	20 %	2 %	6 %
AIF	2013	363	(1)	13	17	4
AFT	2011	389	4	19	15	3
AINV/Other[10]	2004	4,643	1	34	33	(27)
Real Assets:						
ARI	2009	8,438	(9)%	30 %	28 %	(29)%
Total		**$24,331**				

Note: The above table summarizes the investment record for our Permanent Capital Vehicles as defined in the non-GAAP financial information & definitions section of this presentation.

1. Data has not been presented as the fund's effective date is less than 24 months prior to the period indicated and such information was deemed not meaningful.
2. The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III, were excluded assets in connection with the 2007 Reorganization. As a result, Apollo did not receive the economics associated with these entities. The investment performance of these funds, combined with Fund IV, is presented to illustrate fund performance associated with Apollo's Co-Founders and other investment professionals.
3. Total IRR is calculated based on total cash flows for all funds presented.
4. Includes funds denominated in Euros with historical figures translated into U.S. dollars at an exchange rate of €1.00 to $1.14 as of December 31, 2021.
5. U.S. RE Fund I, U.S. RE Fund II, U.S. RE Fund III, Asia RE Fund I, and Asia RE Fund II had $159 million, $792 million, $260 million, $348 million and $515 million of co-investment commitments as of December 31, 2021, respectively, which are included in the figures in the table. A co-invest entity within U.S. RE Fund I is denominated in GBP and translated into U.S. dollars at an exchange rate of £1.00 to $1.35 as of December 31, 2021.
6. Remaining cost for certain of our credit funds may include physical cash called, invested or reserved for certain levered investments.
7. Total returns are based on the change in closing trading prices during the respective periods presented taking into account dividends and distributions, if any, as if they were reinvested without regard to commission.
8. An initial public offering ("IPO") year represents the year in which the vehicle commenced trading on a national securities exchange.
9. MidCap is not a publicly traded vehicle and therefore IPO year is not applicable. The returns presented are a gross return based on NAV. The net returns based on NAV were 3%, 15%, 1%, and 1% for 4Q'21, FY'21, 4Q'20 and FY'20 respectively. Gross and net return are defined in the non-GAAP financial information and definitions section of this presentation.
10. The information contained on AINV's website is not part of this presentation. Included within Total AUM of AINV/Other is $1.8 billion of AUM related to a publicly traded business development company from which Apollo earns investment-related service fees, but for which Apollo does not provide management or advisory services. Total returns exclude performance related to this AUM.
11. Gross and Net IRR have been presented for these funds as they have a defined maturity date of less than 24 months and have been liquidated.
12. Vintage Year is not yet applicable as these funds have not had their final closings.

APOLLO

24

Reconciliations and Disclosures

Reconciliation of GAAP to Non-GAAP Financial Measures

($ in thousands)	4Q'20	1Q'21	2Q'21	3Q'21	4Q'21	FY'20	FY'21
GAAP Net Income Attributable to Apollo Global Management, Inc. Class A Common Stockholders	**$424,940**	**$669,726**	**$648,563**	**$249,158**	**$234,388**	**$119,958**	**$1,801,835**
Preferred dividends	9,164	9,164	9,164	9,164	9,164	36,656	36,656
Net income attributable to Non-Controlling Interests in consolidated entities	141,698	70,578	116,276	112,569	118,269	118,378	417,692
Net income attributable to Non-Controlling Interests in the Apollo Operating Group	499,659	769,035	731,457	260,526	250,694	191,810	2,011,712
GAAP Net Income	**$1,075,461**	**$1,518,503**	**$1,505,460**	**$631,417**	**$612,515**	**$466,802**	**$4,267,895**
Income tax provision	153,139	203,246	194,051	101,434	95,648	86,966	594,379
GAAP Income Before Income Tax Provision	**$1,228,600**	**$1,721,749**	**$1,699,511**	**$732,851**	**$708,163**	**$553,768**	**$4,862,274**
Transaction related charges[1]	17,640	9,325	18,657	(954)	7,563	39,186	34,591
Merger-related transaction and integration costs[2]	—	10,769	12,915	14,647	28,517	—	66,848
Charges associated with corporate conversion	—	—	—	—	—	3,893	—
Gains from change in tax receivable agreement liability	(12,426)	(1,941)	—	—	(7,668)	(12,426)	(9,609)
Net income attributable to Non-Controlling Interests in consolidated entities	(141,698)	(70,578)	(116,276)	(112,569)	(118,269)	(118,378)	(417,692)
Unrealized performance fees	(487,011)	(1,290,499)	(279,750)	159,044	(53,297)	(34,796)	(1,464,502)
Unrealized profit sharing expense	205,478	588,992	98,141	(40,991)	2,740	33,350	648,882
Equity-based profit sharing expense and other[3]	28,452	34,872	26,992	31,731	52,159	129,084	145,754
Equity-based compensation	18,073	16,158	19,491	19,538	24,590	67,852	79,777
One-time equity-based compensation and other charges[4]	—	—	—	—	949,152	—	949,152
Unrealized principal investment (income) loss	(107,539)	(363,773)	(8,620)	218,816	(68,068)	(62,485)	(221,645)
Unrealized net (gains) losses from investment activities and other	(407,517)	(326,065)	(913,885)	(152,214)	(1,040,243)	420,432	(2,432,407)
Segment Distributable Earnings	**$342,052**	**$329,009**	**$557,176**	**$869,899**	**$485,339**	**$1,019,480**	**$2,241,423**
Taxes and related payables	(15,499)	(25,786)	(46,175)	(108,157)	6,844	(89,989)	(173,274)
Preferred dividends	(9,164)	(9,164)	(9,164)	(9,164)	(9,164)	(36,656)	(36,656)
Distributable Earnings	**$317,389**	**$294,059**	**$501,837**	**$752,578**	**$483,019**	**$892,835**	**$2,031,493**
Preferred dividends	9,164	9,164	9,164	9,164	9,164	36,656	36,656
Taxes and related payables	15,499	25,786	46,175	108,157	(6,844)	89,989	173,274
Realized performance fees	(186,895)	(106,754)	(468,756)	(608,130)	(405,434)	(280,923)	(1,589,074)
Realized profit sharing expense	96,279	57,756	246,553	295,886	216,822	190,307	817,017
Realized principal investment income, net	(9,167)	(26,634)	(70,141)	(291,169)	(21,207)	(22,851)	(409,151)
Net interest loss and other	33,524	33,506	37,060	34,075	33,556	134,514	138,197
Fee Related Earnings	**$275,793**	**$286,883**	**$301,892**	**$300,561**	**$309,076**	**$1,040,527**	**$1,198,412**

1. Transaction-related charges include contingent consideration, equity-based compensation charges and the amortization of intangible assets and certain other charges associated with acquisitions, and restructuring charges.
2. Merger-related transaction and integration costs includes advisory services, technology integration, and other costs associated with the Company's merger with Athene.
3. Equity-based profit sharing expense and other includes certain profit sharing arrangements in which a portion of performance fees distributed to the general partner are allocated by issuance of equity-based awards, rather than cash, to employees of Apollo. Equity-based profit sharing expense and other also includes non-cash expenses related to equity awards in unconsolidated related parties granted to employees of Apollo.
4. Includes one-time equity-based compensation expense and associated taxes related to the previously announced reset of the Company's compensation structure.

APOLLO

26

Reconciliation of GAAP to Non-GAAP Financial Measures - Continued

Share Reconciliation	4Q'20	1Q'21	2Q'21	3Q'21	4Q'21
Total GAAP Class A Common Stock Outstanding	228,873,449	232,222,572	231,366,321	245,393,192	248,896,649
Non-GAAP Adjustments:					
Participating Apollo Operating Group Units	204,028,327	202,098,812	201,208,132	187,406,688	184,787,638
Vested RSUs	1,833,332	153,379	359,592	253,953	17,700,688
Unvested RSUs Eligible for Dividend Equivalents	6,275,957	8,300,659	7,858,538	7,311,733	9,809,245
Distributable Earnings Shares Outstanding	**441,011,065**	**442,775,422**	**440,792,583**	**440,365,566**	**461,194,220**

Reconciliation of GAAP Net Income Per Share of Class A Common Stock to Non-GAAP Financial Per Share Measures

($ in thousands, except share data)	4Q'20	1Q'21	2Q'21	3Q'21	4Q'21	FY'20	FY'21
Net Income Attributable to Apollo Global Management, Inc. Class A Common Stockholders	**$424,940**	**$669,726**	**$648,563**	**$249,158**	**$234,388**	**$119,958**	**$1,801,835**
Dividends declared on Class A Common Stock	(116,718)	(139,180)	(115,494)	(121,983)	(123,629)	(530,576)	(500,286)
Dividend on participating securities	(4,093)	(5,102)	(4,042)	(3,860)	(3,847)	(18,956)	(16,851)
Earnings allocable to participating securities	(11,595)	(19,193)	(19,774)	(4,399)	(6,211)	—	(54,283)
Undistributed income (loss) attributable to Class A Common Stockholders: Basic	$292,534	$506,251	$509,253	$118,916	$100,701	($429,574)	$1,230,415
GAAP weighted average number of Class A Common Stock outstanding: Basic	227,931,929	230,003,502	231,058,813	239,451,921	245,553,950	227,530,600	236,567,691
GAAP Net Income per share of Class A Common Stock under the Two-Class Method: Basic	**$1.80**	**$2.81**	**$2.70**	**$1.01**	**$0.91**	**$0.44**	**$7.32**
Distributed Income	$0.51	$0.60	$0.50	$0.50	$0.50	$2.31	$2.10
Undistributed Income (Loss)	$1.29	$2.21	$2.20	$0.51	$0.41	($1.87)	$5.22
Net Income Attributable to Apollo Global Management, Inc. Class A Common Stockholders	**$424,940**	**$669,726**	**$648,563**	**$249,158**	**$234,388**	**$119,958**	**$1,801,835**
Net Income Attributable to Apollo Global Management, Inc. Class A Common Stockholders to Income Before Income Tax Provision Differences[1]	803,660	1,052,023	1,050,948	483,693	473,775	433,810	3,060,439
Income Before Income Tax Provision	**$1,228,600**	**$1,721,749**	**$1,699,511**	**$732,851**	**$708,163**	**$553,768**	**$4,862,274**
Income (Loss) Before Income Tax Provision to Segment Distributable Earnings Differences[1]	(886,548)	(1,392,740)	(1,142,335)	137,048	(222,824)	465,712	(2,620,851)
Segment Distributable Earnings	**$342,052**	**$329,009**	**$557,176**	**$869,899**	**$485,339**	**$1,019,480**	**$2,241,423**
Taxes and related payables	(15,499)	(25,786)	(46,175)	(108,157)	6,844	(89,989)	(173,274)
Preferred dividends	(9,164)	(9,164)	(9,164)	(9,164)	(9,164)	(36,656)	(36,656)
Distributable Earnings	**$317,389**	**$294,059**	**$501,837**	**$752,578**	**$483,019**	**$892,835**	**$2,031,493**
Distributable Earnings Shares Outstanding	441,011,065	442,775,422	440,792,583	440,365,566	461,194,220	441,011,065	461,194,220
Distributable Earnings per Share	$0.72	$0.66	$1.14	$1.71	$1.05	$2.02	$4.56
Distributable Earnings to Fee Related Earnings Differences[1]	(41,596)	(7,176)	(199,945)	(452,017)	(173,943)	147,692	(833,081)
Fee Related Earnings	**$275,793**	**$286,883**	**$301,892**	**$300,561**	**$309,076**	**$1,040,527**	**$1,198,412**
Distributable Earnings Shares Outstanding	441,011,065	442,775,422	440,792,583	440,365,566	461,194,220	441,011,065	461,194,220
Fee Related Earnings per Share	$0.63	$0.65	$0.68	$0.68	$0.67	$2.37	$2.68

1. See page 26 for reconciliation of Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders, Income (Loss) Before Income Tax (Provision) Benefit, Distributable Earnings and Fee Related Earnings.

APOLLO

27

Reconciliation of GAAP to Non-GAAP Financial Measures - Continued

($ in thousands)	4Q'20	1Q'21	2Q'21	3Q'21	4Q'21	FY'20	FY'21
Total Consolidated Revenues (GAAP)	**$1,296,496**	**$2,294,700**	**$1,382,325**	**$1,079,298**	**$1,195,275**	**$2,354,019**	**$5,951,598**
Equity awards granted by unconsolidated related parties, reimbursable expenses and other	(30,073)	(28,340)	(27,522)	(28,475)	(53,655)	(118,240)	(137,992)
Adjustments related to consolidated funds and VIEs	41,498	42,424	32,609	33,176	38,171	78,296	146,380
Performance fees[1]	(673,907)	(1,397,252)	(748,508)	(449,992)	(458,960)	(315,719)	(3,054,712)
Principal investment income	(114,227)	(393,382)	(78,761)	(76,591)	(123,357)	(89,036)	(672,091)
Total Fee Related Revenues	**$519,787**	**$518,150**	**$560,143**	**$557,416**	**$597,474**	**$1,909,320**	**$2,233,183**
Realized performance fees	186,895	106,754	468,756	608,130	405,434	280,923	1,589,074
Realized principal investment income, net and other	9,167	26,634	70,141	291,169	21,207	19,482	409,151
Total Segment Revenues	**$715,849**	**$651,538**	**$1,099,040**	**$1,456,715**	**$1,024,115**	**$2,209,725**	**$4,231,408**
Total Consolidated Expenses (GAAP)	**$672,566**	**$1,021,744**	**$746,787**	**$648,907**	**$1,696,792**	**$1,577,964**	**$4,114,230**
Equity awards granted by unconsolidated related parties, reimbursable expenses and other	(30,457)	(34,614)	(31,571)	(33,723)	(59,424)	(110,669)	(159,332)
Reclassification of interest expense	(34,817)	(34,799)	(34,814)	(34,820)	(34,657)	(133,239)	(139,090)
Transaction-related charges	(17,640)	(9,325)	(18,657)	954	(7,563)	(39,186)	(34,591)
Merger-related transaction and integration costs	—	(10,769)	(12,915)	(14,647)	(28,517)	—	(66,848)
Charges associated with corporate conversion	—	—	—	—	—	(3,893)	—
Equity-based compensation	(18,073)	(16,158)	(19,491)	(19,538)	(24,590)	(67,852)	(79,777)
One-time equity-based compensation and other charges	—	—	—	—	(949,152)	—	(949,152)
Total profit sharing expense[2]	(330,209)	(681,620)	(371,686)	(286,626)	(286,625)	(352,741)	(1,626,557)
Dividend compensation program expense	2,480	(2,975)	—	(4,237)	(19,180)	(3,700)	(26,392)
Total Fee Related Expenses	**$243,850**	**$231,484**	**$257,653**	**$256,270**	**$287,084**	**$866,684**	**$1,032,491**
Realized profit sharing expense	96,279	57,756	246,553	295,886	216,822	190,307	817,017
Total Segment Expenses	**$340,129**	**$289,240**	**$504,206**	**$552,156**	**$503,906**	**$1,056,991**	**$1,849,508**
Total Consolidated Other Income (Loss) (GAAP)	**$604,670**	**$448,793**	**$1,063,973**	**$302,460**	**$1,209,680**	**($222,287)**	**$3,024,906**
Adjustments related to consolidated funds and VIEs	(182,711)	(107,402)	(147,661)	(158,487)	(141,860)	(193,868)	(555,410)
Gain from change in tax receivable agreement liability	(12,426)	(1,941)	—	—	(7,668)	(12,426)	(9,609)
Net (gains) losses from investment activities	(396,320)	(355,149)	(913,751)	(156,460)	(1,184,872)	452,973	(2,610,232)
Interest income and other, net of Non-Controlling Interest	(13,357)	15,916	(3,159)	11,902	123,406	(26,501)	148,065
Other Income (Loss), net of Non-Controlling Interest	**(144)**	**217**	**(598)**	**(585)**	**(1,314)**	**(2,109)**	**(2,280)**
Net interest loss and other	(33,524)	(33,506)	(37,060)	(34,075)	(33,556)	(131,145)	(138,197)
Total Segment Other Loss	**($33,668)**	**($33,289)**	**($37,658)**	**($34,660)**	**($34,870)**	**($133,254)**	**($140,477)**

1. Excludes certain performance fees related to business development companies, Redding Ridge Holdings and MidCap.
2. Includes unrealized profit sharing expense, realized profit sharing expense, and equity-based profit sharing expense and other.

APOLLO

28

Total Segment Revenues, Expenses and Other Income (Loss)

The following table sets forth Apollo's total segment revenues for the combined segments

($ in thousands)	4Q'20	1Q'21	2Q'21	3Q'21	4Q'21	FY'20	FY'21
Management fees	$437,322	$453,884	$468,833	$472,483	$483,010	$1,647,964	$1,878,210
Advisory and transaction fees, net	80,677	55,495	83,235	65,077	94,301	251,520	298,108
Performance fees[1]	1,788	8,771	8,075	19,856	20,163	9,836	56,865
Total Fee Related Revenues	**519,787**	**518,150**	**560,143**	**557,416**	**597,474**	**1,909,320**	**2,233,183**
Realized performance fees	186,895	106,754	468,756	608,130	405,434	280,923	1,589,074
Realized principal investment income. net and other	9,167	26,634	70,141	291,169	21,207	19,482	409,151
Total Segment Revenues	**$715,849**	**$651,538**	**$1,099,040**	**$1,456,715**	**$1,024,115**	**$2,209,725**	**$4,231,408**

The following table sets forth Apollo's total segment expenses for the combined segments

($ in thousands)	4Q'20	1Q'21	2Q'21	3Q'21	4Q'21	FY'20	FY'21
Salary, bonus and benefits	$157,028	$161,889	$169,167	$169,581	$185,716	$560,987	$686,353
General, administrative and other	86,392	69,118	87,897	85,907	98,873	303,883	341,795
Placement fees	430	477	589	782	2,495	1,814	4,343
Total Fee Related Expenses	**243,850**	**231,484**	**257,653**	**256,270**	**287,084**	**866,684**	**1,032,491**
Realized profit sharing expense	96,279	57,756	246,553	295,886	216,822	190,307	817,017
Total Segment Expenses	**$340,129**	**$289,240**	**$504,206**	**$552,156**	**$503,906**	**$1,056,991**	**$1,849,508**

The following table sets forth Apollo's total segment other income (loss) for the combined segments

($ in thousands)	4Q'20	1Q'21	2Q'21	3Q'21	4Q'21	FY'20	FY'21
Other income, net	$482	$870	$58	$856	$312	$822	$2,096
Non-Controlling Interest	(626)	(653)	(656)	(1,441)	(1,626)	(2,931)	(4,376)
Other Income (Loss), net of Non-Controlling Interest	**(144)**	**217**	**(598)**	**(585)**	**(1,314)**	**(2,109)**	**(2,280)**
Net interest loss and other	(33,524)	(33,506)	(37,060)	(34,075)	(33,556)	(131,145)	(138,197)
Total Segment Other Loss	**($33,668)**	**($33,289)**	**($37,658)**	**($34,660)**	**($34,870)**	**($133,254)**	**($140,477)**

1. Represents certain performance fees related to business development companies, Redding Ridge Holdings, and MidCap.

APOLLO

29

Non-GAAP Financial Information & Definitions Apollo  discloses  the  following  financial  measures  that  are  calculated  and  presented  on  the  basis  of  methodologies  other  than  in  accordance  with  generally  accepted  accounting principles in the United States of America (“Non-GAAP”): • “Segment Distributable Earnings”, or “Segment DE”,  is  the key performance measure used by management  in evaluating the performance of Apollo’s credit, private  equity and real assets segments. Management uses Segment DE to make key operating decisions such as the following: ▪ Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires; ▪ Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; ▪ Decisions  related  to  expenses,  such  as  determining  annual  discretionary  bonuses  and  equity-based  compensation  awards  to  its  employees.  With  respect  to  compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in the funds and those of  Apollo’s stockholders by providing such individuals a profit sharing interest in the performance fees earned in relation to the funds. To achieve that objective, a certain  amount of compensation is based on Apollo’s performance and growth for the year; and ▪ Decisions related to the amount of earnings available for dividends to Class A Common Stockholders, holders of RSUs that participate  in dividends and holders of  AOG Units. Segment DE  is  the  sum of  (i)  total management  fees  and  advisory  and  transaction  fees,  (ii)  other  income  (loss),  (iii)  realized performance  fees,  excluding  realizations  received in the form of shares and (iv) realized investment income, net which includes dividends from our permanent capital vehicles, net of amounts to be distributed to  certain employees as part of a dividend compensation program, less (x) compensation expense, excluding the expense related to equity-based awards, (y) realized profit  sharing expense, and (z) non-compensation expenses. Segment DE represents the amount of Apollo’s net realized earnings, excluding the effects of the consolidation of  any of  the  related  funds  and  SPACs,  Taxes  and Related Payables,  transaction-related  charges  and  any  acquisitions.  Transaction-related  charges  includes  equity-based  compensation charges, the amortization of intangible assets, contingent consideration, and certain other charges associated with acquisitions, and restructuring charges.  In  addition,  Segment DE  excludes non-cash  revenue  and expense  related  to  equity  awards granted by unconsolidated  related parties  to  employees of  the Company,  compensation and administrative related expense reimbursements, as well as  the assets,  liabilities and operating results of  the  funds and VIEs  that are  included  in  the  consolidated financial statements. • “Distributable Earnings” or  “DE”  represents Segment DE  less estimated current  corporate,  local  and non-U.S.  taxes as well  as  the  current payable under Apollo’s  tax  receivable agreement. DE  is net of preferred dividends,  if  any,  to  the Series A and Series B Preferred Stockholders. DE excludes  the  impacts of  the  remeasurement of  deferred tax assets  and liabilities which arises from changes in estimated future tax rates. The economic assumptions and methodologies that impact the implied income  tax provision are similar to those methodologies and certain assumptions used in calculating the income tax provision for Apollo’s consolidated statements of operations  under U.S. GAAP. Specifically, certain deductions considered in the income tax provision under U.S. GAAP such as the deduction for transaction related charges and equity- based  compensation are  taken  into  account  for purposes of  the  implied  tax provision. Management believes  that  excluding  the  remeasurement of  the  tax  receivable  agreement and deferred taxes from Segment DE and DE, respectively, is meaningful as it increases comparability between periods. Remeasurement of the tax receivable  agreement and deferred taxes are estimates that may change due to changes in interpretations of tax law. • “Fee Related Earnings”, or “FRE”, is derived from our segment reported results and refers to a component of DE that is used as a supplemental performance measure to  assess whether revenues that we believe are generally more stable and predictable in nature, primarily consisting of management fees, are sufficient to cover associated  operating expenses and generate profits. FRE is the sum across all segments of (i) management fees,  (ii) advisory and transaction fees,  (iii) performance fees related to  business  development  companies,  Redding  Ridge  Holdings,  and  MidCap  and  (iv)  other  income,  net,  less  (x)  salary,  bonus  and  benefits,  excluding  equity-based  compensation (y) other associated operating expenses and (z) non-controlling interests in the management companies of certain funds the Company manages. 30

Non-GAAP Financial Information & Definitions Cont’d • “Assets Under Management”,  or  “AUM”,  refers  to  the  assets of  the  funds,  partnerships  and  accounts  to which we provide  investment management,  advisory,  or  certain other  investment-related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments.  Our AUM equals the sum of: 1. the net asset value (“NAV”), plus used or available leverage and/or capital commitments, or gross assets plus capital commitments, of the credit funds, partnerships and accounts  for which we provide  investment management  or  advisory  services,  other  than  certain  collateralized  loan obligations  (“CLOs”),  collateralized debt  obligations  (“CDOs”),  and  certain permanent capital vehicles, which have a fee-generating basis other than the mark-to-market value of the underlying assets; 2. the fair value of the investments of the private equity and real assets funds, partnerships and accounts we manage or advise, plus the capital that such funds, partnerships and  accounts are entitled to call from investors pursuant to capital commitments, plus portfolio level financings; for certain permanent capital vehicles in real assets, gross asset value  plus available financing capacity; 3. the gross asset value associated with the reinsurance investments of the portfolio company assets we manage or advise; and  4. the fair value of any other assets that we manage or advise for the funds, partnerships and accounts to which we provide investment management, advisory, or certain other  investment-related  services,  plus  unused  credit  facilities,  including  capital  commitments  to  such  funds,  partnerships  and  accounts  for  investments  that  may  require  pre- qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise  included in the clauses above. Our  AUM measure  includes  Assets  Under Management  for  which  we  charge  either  nominal  or  zero  fees.  Our  AUM measure  also  includes  assets  for  which  we  do  not  have  investment discretion, including certain assets for which we earn only investment-related service fees, rather than management or advisory fees. Our definition of AUM is not based  on any definition of Assets Under Management contained  in our governing documents or  in any of our Apollo fund management agreements. We consider multiple factors for  determining what should be  included  in our definition of AUM. Such  factors  include but are not  limited  to  (1) our ability  to  influence  the  investment decisions  for existing and  available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we use internally or believe are used by other investment  managers. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations  employed  by  other  investment  managers  and,  as  a  result,  this  measure  may  not  be  directly  comparable  to  similar  measures  presented  by  other  investment  managers.  Our  calculation also differs from the manner in which our affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. We use AUM, Capital deployed and Dry powder as performance measurements of our investment activities, as well as to monitor fund size in relation to professional resource and  infrastructure needs. • “AUM with Future Management Fee Potential” refers to the committed uninvested capital portion of total AUM not currently earning management fees. The amount depends  on the specific terms and conditions of each fund. • “Fee-Generating  AUM”  or  “FGAUM”  consists  of  assets  of  the  funds,  partnerships  and  accounts  to  which  we  provide  investment management,  advisory,  or  certain  other  investment-related services and on which we earn management fees, monitoring fees or other investment-related fees pursuant to management or other fee agreements on a  basis  that  varies  among  the Apollo  funds,  partnerships  and  accounts. Management  fees  are normally based on  “net  asset  value,”  “gross  assets,”  “adjusted par  asset  value,”  “adjusted  cost  of  all  unrealized  portfolio  investments,”  “capital  commitments,”  “adjusted  assets,”  “stockholders’  equity,”  “invested  capital”  or  “capital  contributions,”  each  as  defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, with respect to the structured portfolio company investments of the funds,  partnerships and accounts we manage or advise, are generally based on the total value of such structured portfolio company investments, which normally includes leverage, less  any portion of such total value that is already considered in Fee-Generating AUM. • “Performance Fee-Eligible AUM” or “PFEAUM” refers to the AUM that may eventually produce performance fees. All funds for which we are entitled to receive a performance  fee allocation or incentive fee are included in Performance Fee-Eligible AUM, which consists of the following: • “Performance  Fee-Generating AUM”, which  refers  to  invested  capital  of  the  funds,  partnerships  and  accounts we manage,  advise,  or  to which we provide  certain other  investment-related services, that is currently above its hurdle rate or preferred return, and profit of such funds, partnerships and accounts is being allocated to, or earned by,  the general partner in accordance with the applicable limited partnership agreements or other governing agreements; • “AUM Not Currently Generating Performance Fees”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide  certain other investment-related services that is currently below its hurdle rate or preferred return; and • “Uninvested Performance  Fee-Eligible AUM”, which  refers  to  capital  of  the  funds,  partnerships  and  accounts we manage,  advise,  or  to which we provide  certain  other  investment-related  services  that  is  available  for  investment  or  reinvestment  subject  to  the  provisions  of  applicable  limited  partnership  agreements  or  other  governing  agreements, which capital is not currently part of the NAV or fair value of investments that may eventually produce performance fees allocable to, or earned by, the general  partner. 31

Non-GAAP Financial Information & Definitions Cont’d • “Athene Holding”  refers  to Athene Holding  Ltd.  (together with  its  subsidiaries,  “Athene”),  a  leading  retirement  services  company  that  issues,  reinsures  and acquires  retirement  savings  products designed for  the  increasing number of  individuals and  institutions seeking to  fund retirement needs, and to which Apollo,  through  its consolidated subsidiary Apollo  Insurance  Solutions Group LP (formerly known as Athene Asset Management LLC) (“ISG”), provides asset management and advisory services • “Athora” refers to a strategic platform that acquires or reinsures blocks of insurance business in the German and broader European life insurance market (collectively, the “Athora Accounts”).  The Company, through ISGI provides investment advisory services to Athora. Athora Non-Sub-Advised Assets includes the Athora assets which are managed by Apollo but not sub-advised  by Apollo nor invested in Apollo funds or investment vehicles. Athora Sub-Advised includes assets which the Company explicitly sub-advises as well as those assets in the Athora Accounts  which are invested directly in funds and investment vehicles Apollo manages. • “Advisory” refers to certain assets advised by Apollo Asset Management Europe PC LLP (“AAME PC”), a wholly-owned subsidiary of Apollo Asset Management Europe LLP (“AAME”). AAME  PC and AAME are subsidiaries of Apollo and are collectively referred to herein as “ISGI”. • “Capital deployed” or “deployment” represents (i) the aggregate amount of capital that has been invested during a given period (including leverage) by our commitment based funds and  SIAs  that have a defined maturity date,  (ii) purchases of  investments  (net of  sales) by our subscription and contribution based  funds and mandates  (including  leverage),  (iii)  investments  originated by certain of our platform companies, net of syndications to our other funds and accounts, but including syndications to third parties, and (iv) third-party investment activity in  opportunities  sourced by our  teams  for which we  earn  a  fee  and  in which we participate. Deployment  excludes offsetting  short  positions,  certain  credit  derivatives,  certain  short-dated  government securities, and involuntary repayment of loans and bonds.  • “Co-Founders”  refer  to Messrs.  Leon Black,  Joshua Harris  and Marc Rowan  collectively  and, when used  in  reference  to holdings of  interests  in Apollo or AP Professional Holdings,  L.P.,  includes certain related parties of such individuals. • “Distributable Earnings Shares Outstanding” or “DE Shares Outstanding”, consists of total shares of Class A Common Stock outstanding, Apollo Operating Group Units that participate in  dividends and RSUs that participate in dividends. Management uses this measure in determining DE per share, FRE per share, as well as DE After Taxes and Related Payables per share.  • “Drawdown capital deployed” or “drawdown deployment” is the aggregate amount of capital that has been invested during a given period (which may, in certain cases, include leverage)  by (i) our commitment based funds, excluding certain funds in which permanent capital vehicles are the primary investor and (ii) SIAs that have a defined maturity date. • “Dry powder”  represents  the  amount of  capital  available  for  investment or  reinvestment  subject  to  the provisions of  the  applicable  limited partnership  agreements or other governing  agreements of the funds, partnerships and accounts we manage. Dry powder excludes uncalled commitments which can only be called for fund fees and expenses and commitments from  permanent capital vehicles. • “Gross IRR” of a credit fund and the principal finance funds within the real assets segment represents the annualized return of a fund based on the actual timing of all cumulative fund cash  flows before management fees, performance fees allocated to the general partner and certain other expenses.  Calculations may include certain investors that do not pay fees. The terminal  value is the net asset value as of the reporting date. Non- U.S. dollar denominated (“USD”)  fund cash flows and residual values are converted to USD using the spot rate as of the reporting  date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR  does not represent the return to any fund investor.  • “Gross IRR” of a private equity fund represents the cumulative investment-related cash flows (i) for a given investment for the fund or funds which made such investment, and (ii) for a given  fund, in the relevant fund itself (and not any one investor in the fund), in each case, on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming  disposition on December 31, 2021 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, performance fees  and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if  distributed, be payable to the fund’s  investors.  In addition, gross  IRRs at the fund level will differ from those at the  individual  investor  level as a result of, among other factors, timing of  investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor.  • “Gross IRR” of a real assets fund excluding the principal finance funds represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund), on  the basis of the actual timing of cash inflows and outflows (for unrealized investments assuming disposition on December 31, 2021 or other date specified) starting on the date that each  investment closes, and the return is annualized and compounded before management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and  measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. Non-USD fund cash flows and  residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of,  among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • “Gross Return” of a credit or real assets fund  is the monthly or quarterly time-weighted return that  is equal to the percentage change in the value of a fund’s portfolio, adjusted for all  contributions and withdrawals (cash flows) before the effects of management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns for credit funds are  calculated for all funds and accounts in the respective strategies excluding assets for Athene, Athora and certain other entities where we manage or may manage a significant portion of the  total company assets. Returns of CLOs represent the gross returns on assets. Returns over multiple periods are calculated by geometrically linking each period’s return over time.  • “Inflows” represents (i) at the individual segment level, subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers,  and (ii) on an aggregate basis, the sum of inflows across the credit, private equity and real assets segments. 32

Non-GAAP Financial Information & Definitions Cont’d • “Net IRR” of a credit fund and the principal finance funds within the real assets segment represents the annualized return of a fund after management fees, performance fees allocated to  the general partner and certain other expenses, calculated on investors that pay such fees. The terminal value is the net asset value as of the reporting date. Non-USD fund cash flows and  residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among  other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • “Net IRR” of a private equity fund means the Gross IRR applicable to a fund,  including returns for related parties which may not pay fees or performance fees, net of management fees,  certain expenses (including interest incurred or earned by the fund itself) and realized performance fees all offset to the extent of interest income, and measures returns at the fund level on  amounts that,  if distributed, would be paid to investors of the fund. The timing of cash flows applicable to investments, management fees and certain expenses, may be adjusted for the  usage of a fund’s subscription facility. To the extent that a fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized value is adjusted such that a  percentage of up to 20.0% of the unrealized gain is allocated to the general partner of such fund, thereby reducing the balance attributable to fund investors. In addition, net IRR at the fund  level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund  investor. • “Net IRR” of a real assets fund excluding the principal finance funds represents the cumulative cash flows in the fund (and not any one investor in the fund), on the basis of the actual timing  of cash inflows received from and outflows paid to investors of the fund (assuming the ending net asset value as of December 31, 2021 or other date specified is paid to investors), excluding  certain non-fee and non-performance fee bearing parties, and the return is annualized and compounded after management fees, performance fees, and certain other expenses (including  interest incurred by the fund itself) and measures the returns to investors of the fund as a whole.  Non-USD fund cash flows and residual values are converted to USD using the spot rate as of  the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows.  Net IRR does not represent the return to any fund investor. • “Net Return” of a credit or real assets fund represents the Gross Return after management fees, performance fees allocated to the general partner, or other fees and expenses. Returns over  multiple periods are calculated by geometrically linking each period’s return over time. • “Permanent Capital Vehicles” refers to (a) assets that are owned by or related to Athene or Athora Holding Ltd. (“Athora Holding” and together with its subsidiaries, “Athora”), (b) assets that  are  owned  by  or  related  to MidCap  FinCo Designated  Activity  Company  (“MidCap”)  and managed  by  Apollo,  (c)  assets  of  publicly  traded  vehicles managed  by  Apollo  such  as  Apollo  Investment Corporation (“AINV”), Apollo Commercial Real Estate Finance, Inc. (“ARI”), Apollo Tactical Income Fund Inc. (“AIF”), and Apollo Senior Floating Rate Fund Inc. (“AFT”), in each case  that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law and (d) a  non-traded business development company from which Apollo earns certain investment-related service fees. The investment management agreements of AINV, AIF and AFT have one year  terms, are reviewed annually and remain in effect only if approved by the boards of directors of such companies or by the affirmative vote of the holders of a majority of the outstanding  voting shares of such companies,  including in either case, approval by a majority of the directors who are not “interested persons” as defined in the Investment Company Act of 1940. In  addition, the investment management agreements of AINV, AIF and AFT may be terminated in certain circumstances upon 60 days’ written notice. The investment management agreement of  ARI has a one year  term and  is  reviewed annually by ARI’s board of directors  and may be  terminated under  certain  circumstances by an affirmative  vote of  at  least  two-thirds of ARI’s  independent directors. The  investment management or advisory arrangements between each of MidCap and Apollo, Athene and Apollo and Athora and Apollo, may also be  terminated  under certain circumstances. The agreement pursuant to which Apollo earns certain investment-related service fees from a non-traded business development company may be terminated  under certain limited circumstances. • “Private Equity fund appreciation (depreciation)” refers to gain (loss) and income for the traditional private equity funds (i.e., Funds I-IX), ANRP I, II & III, Apollo Special Situations Fund,  L.P., AION Capital Partners Limited (“AION”), Apollo Hybrid Value Fund, L.P. and Apollo Hybrid Value Fund II, L.P. for the periods presented on a total return basis before giving effect to fees  and expenses.  The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the  period  presented,  plus  the  realized  value  for  the  period  presented,  by  (b)  the  beginning  unrealized  value  for  the  period  presented  plus  the  change  in  invested  capital  for  the  period  presented. Returns over multiple periods are calculated by geometrically linking each period’s return over time; • “Realized Value”  refers  to all  cash  investment proceeds  received by  the  relevant Apollo  fund,  including  interest and dividends, but does not give effect  to management  fees, expenses,  incentive compensation or performance fees to be paid by such Apollo fund. • “Redding Ridge” refers to Redding Ridge Asset Management, LLC and its subsidiaries, which is a standalone, self-managed asset management business established in connection with risk  retention rules that manages CLOs and retains the required risk retention interests. • “Remaining Cost” represents the initial investment of the fund in a portfolio investment, reduced for any return of capital distributed to date on such portfolio investment. • “Total Invested Capital” refers to the aggregate cash invested by the relevant Apollo fund and includes capitalized costs relating to investment activities, if any, but does not give effect to  cash pending investment or available for reserves and excludes amounts, if any, invested on a financed basis with leverage facilities.  • “Total Value” represents the sum of the total Realized Value and Unrealized Value of investments. • “Unrealized Value”  refers  to  the  fair value consistent with valuations determined  in accordance with GAAP,  for  investments not yet  realized and may  include payments  in kind, accrued  interest and dividends receivable, if any, and before the effect of certain taxes.  In addition, amounts include committed and funded amounts for certain investments; and • “Vintage Year”  refers  to  the year  in which a  fund’s  final  capital  raise occurred, or,  for  certain  funds,  the year of a  fund’s effective date or  the year  in which a  fund’s  investment period  commences pursuant to its governing agreements. 33

Forward-Looking Statements In this presentation, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Asset Management, Inc. (f/k/a Apollo Global Management,  Inc.)  and  its  subsidiaries,  including  the Apollo Operating Group and all of  its  subsidiaries, or as  the context may otherwise  require. This presentation may contain  forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of  1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity  and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as  well  as  assumptions made  by,  and  information  currently  available  to, management. When  used  in  this  presentation,  the words  “believe,”  “anticipate,”  “estimate,”  “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these  forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain  risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new credit, private equity or real assets  funds, the impact of COVID-19, the impact of energy market dislocation, market conditions generally, our ability to manage our growth, fund performance, changes in  our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by  our funds, litigation risks and Apollo’s ability to recognize the benefits expected to be derived from the merger with Athene. We believe these factors include but are  not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K filed with the Securities and Exchange Commission (the  “SEC”) on February 19, 2021 and Quarterly Report on Form 10-Q filed with the SEC on May 10, 2021, as such factors may be updated from time to time in our periodic  filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction  with the other cautionary statements that are included in this presentation and in our other filings with the SEC. We undertake no obligation to publicly update or  review  any  forward-looking  statements,  whether  as  a  result  of  new  information,  future  developments  or  otherwise,  except  as  required  by  applicable  law.  This  presentation does not constitute an offer of any Apollo fund. 34